UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2012

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously disclosed in a Form 8-K filed on November 22, 2011, MEMC Electronic Materials, Inc. (the “Company”) sent a notice to its directors and executive officers pursuant to Rule 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended (“Regulation BTR”) informing them of the beginning of a blackout period applicable to the MEMC Electronic Materials, Inc. Retirement Savings Plan (the “Plan”).  This 401(k) blackout period was instituted in order to facilitate a change in the administrator of the Plan.  The 401(k) blackout period began on December 23, 2011.

Work on the transfer to the new administrator was completed on January 18, 2012.  On January 19, 2012, the Company sent a notice to its directors and executive officers informing them of the ending of the 401(k) blackout period.  The directors and executive officers remain subject to a blackout on trading due to the preparation and issuance of the Company’s annual financial statements for the fiscal year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date:	January 19, 2012	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary